Exhibit 99.1

BSK DEL PARTNER, L.P.

Consolidated Financial Statements as of
December 31, 2013 and for the
Year Ended December 31, 2013
and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To BSK Del Partner, L.P.:

We have audited the accompanying consolidated financial statements of BSK Del Partner, L.P. and its subsidiaries (the “Partnership”), which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, partners' capital, and cash flows for the year ended December 31, 2013, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Partnership's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BSK Del Partner, L.P. and its subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
March 17, 2014

BSK DEL PARTNER, L.P.
CONSOLIDATED BALANCE SHEET
(In thousands)

Assets:	December 31, 2013
Property and equipment	$566,259
Less accumulated depreciation	(56,092)
Net property and equipment	510,167

Intangible assets	42,388
Cash and cash equivalents	7,462
Restricted cash	9,915
Accounts receivable, net of allowance for doubtful accounts of $84	6,913
Deferred financing costs, net of accumulated amortization of $2,400	3,361
Deferred tax asset	1,933
Prepaid expenses and other assets	4,907
Total assets	$587,046

Liabilities and partners’ capital:
Liabilities:
Mortgage and mezzanine loans payable	$475,000
Accounts payable and accrued expenses	24,541
Due to affiliate	318
Total liabilities	499,859

Partners’ capital	87,187
Total liabilities and partners’ capital	$587,046

The accompanying notes to the consolidated financial statements are an integral part of this statement.

BSK DEL PARTNER, L.P.
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands)

For the year ended December 31, 2013
Revenues:
Rooms	$70,148
Food and beverage	55,565
Other hotel operating revenue	22,769
Total revenues	148,482

Operating Costs and Expenses:
Rooms	21,453
Food and beverage	32,762
Other departmental expenses	37,668
Hotel management fees	1,566
Other hotel expenses	8,224
Corporate expenses	1,919
Depreciation and amortization	20,795
Total operating costs and expenses	124,387
Operating income	24,095
Interest expense	(22,953)
Interest income	2
Other expenses, net	(151)
Income before income taxes	993
Income tax expense	(141)
Net income	$852

The accompanying notes to the consolidated financial statements are an integral part of this statement.

BSK DEL PARTNER, L.P.
CONSOLIDATED STATEMENT OF PARTNERS’ CAPITAL
(In thousands)

	Capital Contributions	Distributions	Accumulated Losses	Total Partners’ Capital
Balance at January 1, 2013	$210,385	$(19,700)	$(40,450)	$150,235
Distributions	—	(63,900)	—	(63,900)
Net income	—	—	852	852
Balance at December 31, 2013	$210,385	$(83,600)	$(39,598)	$87,187

The accompanying notes to the consolidated financial statements are an integral part of this statement.

BSK DEL PARTNER, L.P.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

For the year ended December 31, 2013
Operating Activities:
Net income	$852
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax	141
Depreciation and amortization	20,795
Amortization of deferred financing costs	2,864
Mark to market of derivative financial instruments	109
Increase in accounts receivable	(1,106)
Increase in prepaid expenses and other assets	(680)
Increase in accounts payable and accrued expenses	2,280
Decrease in due to affiliate	(397)
Net cash provided by operating activities	24,858
Investing Activities:
Capital expenditures	(5,778)
Decrease in restricted cash	114
Net cash used in investing activities	(5,664)
Financing Activities:
Payments on mortgage and mezzanine loans	(425,000)
Borrowings under mortgage and mezzanine loans	475,000
Distributions	(63,900)
Financing costs	(5,761)
Net cash provided by financing activities	(19,661)
Net change in cash and cash equivalents	(467)
Cash and cash equivalents, beginning of period	7,929
Cash and cash equivalents, end of period	$7,462
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest, net of amounts capitalized (Note 5)	$20,385

The accompanying notes to the consolidated financial statements are an integral part of this statement.

BSK DEL PARTNER, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2013
1.    GENERAL

Operations:
BSK Del Partner, L.P. (Partnership), a Delaware limited partnership, was formed in 2011 to acquire, own and operate the Hotel del Coronado (the Resort). The Resort is a luxury, full-service hotel located in Coronado, California.

On February 4, 2011 (Inception Date), the Partnership was formed through an agreement between SHC KSL Partners, L.P. and an affiliate of Blackstone Real Estate Advisors VI L.P. (Blackstone). At the Inception Date, Blackstone obtained a 60% ownership interest in the Partnership and is the general partner. SHC KSL Partners, L.P. obtained a 40% ownership interest and is a limited partner. Through wholly-owned subsidiaries, Strategic Hotel Funding, L.L.C. (SH Funding), an affiliate of Strategic Hotels & Resorts, Inc. (SHR), held 85.8% general and limited partnership interests in SHC KSL Partners, L.P, giving it a 34.3% ownership interest in the Partnership. The remaining 14.2% limited partnership interest in SHC KSL Partners, L.P. was held by KSL DC Newco, L.L.C. (KSL), giving KSL a 5.7% ownership interest in the Partnership. An affiliate of KSL, KSL HdC Management Co., L.L.C. (KSL Management), operated the Resort under a long-term management contract. As part of the transaction, SHR and Blackstone received financing fees of $1,700,000 and $1,800,000, respectively. SHC KSL Partners, L.P. contributed the following net assets as part of the formation of the Partnership (in thousands):

Property and equipment	$546,247
Intangible assets	44,753
Restricted cash	6,422
Accounts receivable, net	3,703
Deferred financing costs	3,500
Deferred tax asset	1,855
Prepaid expenses and other assets	4,499
Mortgage and mezzanine loans payable	(553,500)
Accounts payable and accrued expenses	(20,108)
Total net assets contributed, net of cash contributed	$37,371

On December 17, 2012, SH Funding and Blackstone acquired KSL’s equity position in SHC KSL Partners, L.P., changing the name to SHR del Partners, L.P. The buy-out transaction increased SH Funding’s ownership interest in the Partnership to 36.4% and Blackstone’s ownership interest to 63.6%. Concurrently, the Partnership terminated the existing long-term management agreement with KSL Management; however, KSL Management continues to manage the Resort under a five-year management agreement (see Note 4). Effective January 1, 2013, SH Funding and Blackstone entered into an exchange agreement, whereby, Blackstone exchanged its ownership interest in SHR del Partners, L.P. for a direct ownership interest in the Partnership. Effective January 1, 2013, SH Funding owns 100% of SHR del Partners, L.P., which owns a 36.4% ownership interest in the Partnership.

The structure of the Partnership and its subsidiaries is designed to allow SHR to continue to qualify as a real estate investment trust (REIT), which is generally not subject to federal income taxes. Accordingly, under tax regulations, SH Funding has an indirect 40% interest in a wholly-owned operating tenant subsidiary that qualifies as a taxable REIT subsidiary (TRS). The TRS is subject to federal income taxes on its taxable income and, under the terms of the Partnership’s limited partnership agreement, all of the earnings and losses of the TRS, as well as contributions to and distributions from the TRS, are ultimately allocated to SH Funding.

With the exception of the TRS described above, allocations of net income and losses, as well as cash distributions from operations to the partners, are allocated in accordance with the partners’ pro-rata ownership interests pursuant to the Partnership’s limited partnership agreement. Additionally, any distribution of sales or financing proceeds is allocated to the partners in accordance with the partners’ pro-rata ownership interests pursuant to the Partnership’s limited partnership agreement.

A wholly-owned subsidiary of SH Funding, SHC DTRS, Inc. (Asset Manager) acts as asset manager and earns an asset management fee equal to 1.0% of gross revenue, certain development fees, and if applicable, an incentive fee equal to one-

BSK DEL PARTNER, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

third of the incentive fee paid to the hotel operator under the hotel management agreement. SHR del Partners, L.P. will earn a profit-based incentive fee of 20.0% of all distributions of the Partnership that exceed both a 20.0% internal rate of return and two times return on invested equity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:
The accompanying consolidated financial statements include the financial position as of December 31, 2013 and results of operations for the year ended December 31, 2013 of the Partnership and its wholly-owned subsidiaries. The accompanying consolidated financial statements and related notes have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). Intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates:

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Subsequent Events:

The Partnership has evaluated subsequent events through March 17, 2014 the date the consolidated financial statements were available to be issued.

Property, Equipment and Depreciation:

Property and equipment consists of land, buildings, site improvements and furniture, fixtures and equipment, and was recorded at fair value upon formation of the Partnership (see Note 3). Repairs and maintenance costs are expensed as incurred. Depreciation is computed on a straight-line basis over the following useful lives:

Buildings	39 years
Site improvements	15 years
Furniture, fixtures and equipment	4 to 5 years

Improvements in progress include amounts paid for capital projects at the Resort that are in the process of being constructed, renovated or expanded. Completed renovations and improvements related to the Resort are capitalized and depreciated over their estimated useful lives. Interest expense, development fees and project related salary and benefit costs incurred during a development or renovation period are capitalized.

Intangible Assets:

Intangible assets of $42,388,000 at December 31, 2013 consist of franchise rights and a trade name, which are deemed to have an indefinite life and are not amortized into results of operations.

Impairment:

Property and Equipment
The Partnership reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized if the estimated future undiscounted cash flows derived from the asset are less than its carrying amount. The impairment loss is measured as the excess of the carrying value over the fair value of the asset, with fair value determined based on estimated future discounted cash flows or other relevant data as to the fair value of the asset. There were no indicators of impairment of property and equipment during the year ended December 31, 2013.

BSK DEL PARTNER, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Intangible Assets
Indefinite-lived intangible assets are reviewed for impairment at least annually as of December 31 and whenever circumstances or events indicate potential impairment. In testing for impairment, the Partnership has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Partnership concludes otherwise, it is required to perform a quantitative impairment test. The quantitative impairment test consists of a comparison of the fair value of the intangible asset with its carrying amount, with fair value determined based on estimated future discounted cash flows or other relevant data as to the fair value of the asset. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. For the year ended December 31, 2013, no impairments of the Partnership's intangibles assets were identified.

Deferred Financing Costs:

Deferred financing costs consist of loan fees and other costs incurred in connection with obtaining the Partnership’s loans. The deferred financing costs have been capitalized and are being amortized to interest expense over the initial maturity of the underlying loans using the straight-line method, which approximates the effective interest method.
Inventories:

Inventories, which are included in prepaid expenses and other assets on the accompanying consolidated balance sheet, consist of food and beverage stock and in-use and unused inventories of linen, china, glassware and silver located at the Resort. Food and beverage stock are stated at the lower of cost, determined based on the weighted-average method, or market.

Cash and Cash Equivalents:

The Partnership considers all cash on hand, demand deposits with financial institutions and short-term highly liquid investments with purchased or original maturities of three months or less to be cash and cash equivalents.

Restricted Cash:

As of December 31, 2013, restricted cash included reserves of $6,214,000, required by the mortgage and mezzanine loan agreements (see Note 5). Additionally, the Partnership is required to fund 4% of gross revenues into an escrow reserve to be used for property and equipment replacement in accordance with the hotel management agreement. As of December 31, 2013, the balance of this escrow reserve was $3,701,000.

Revenue Recognition:

Revenues include room, food and beverage and other hotel operating revenue such as retail, spa and parking. These revenues are recorded net of taxes collected from customers and remitted to government authorities and are recognized as the related services are rendered.

Income Taxes:

Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of income on the profits and losses attributable to its TRS entity. The tax consequences of the Partnership’s’ other revenues and expenses, unrelated to its TRS entity, are the responsibility of its partners. Through its TRS entity, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements’ carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Partnership evaluates uncertain tax positions in accordance with accounting guidance. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Derivative Instruments and Hedging Activities:

The Partnership recognizes all derivatives as either assets or liabilities on the consolidated balance sheet and measures those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of

BSK DEL PARTNER, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, or (b) a hedge of the exposure to variable cash flows of a forecasted transaction. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation.

Self-Insurance:

The Partnership is self-insured for certain losses relating to workers’ compensation and general liability claims. The Partnership also maintains aggregate stop-loss coverage to limit the exposure arising from such claims. Self-insurance losses for claims filed and claims incurred but not reported are accrued based upon the Partnership’s estimates of the aggregate liability for uninsured claims. To the extent actual losses from such claims vary from these estimates in future periods, the Partnership’s insurance reserves could differ significantly, resulting in either higher or lower future insurance expense.

Fair Value of Financial and Nonfinancial Instruments:

Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy has been established that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Partnership has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

New Accounting Guidance:

In July 2012, the Financial Accounting Standards Board amended its guidance on the testing of indefinite-lived intangibles impairment to allow an entity the option to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim periods have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The Partnership adopted the new guidance on January 1, 2013 and the guidance did not have a material impact on the Partnership’s consolidated financial statements.

3.	PROPERTY AND EQUIPMENT
The following summarizes the Partnership’s investment in property and equipment as of December 31, 2013 (in thousands):

Land	$156,783
Buildings	338,881
Furniture, fixtures and equipment	51,998
Site improvements	7,055
Improvements in progress	11,542
Total property and equipment	566,259
Less accumulated depreciation	(56,092)
Net property and equipment	$510,167

4.	MANAGEMENT AGREEMENTS
The Resort was managed by KSL Management under a long-term management agreement with an initial maturity date of December 31, 2026, subject to two 10-year extensions at KSL Management's option. The terms of the agreement required KSL Management to supervise and direct the operation of the Resort by providing such services as on-site management, central training, advertising and promotion, reservation system, payroll and accounting services and such additional services as needed. Base management fees were 3% of gross revenues of the Partnership (as defined in the management agreement). In addition, an incentive fee was payable if certain criteria were met. Additionally, KSL Management received a project development fee of 4% of the Partnership’s development costs (as defined in the management agreement).

BSK DEL PARTNER, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

On December 17, 2012, the Partnership paid $21,500,000 to terminate the existing long-term management agreement with KSL Management. However, KSL Management continued to manage the Resort under a short-term, cancelable management agreement with an initial maturity date of March 31, 2013, subject to 60-day automatic extension periods. KSL Management earned base management fees under the short-term management agreement of 1% of gross revenues of the Partnership. On August 1, 2013, the Partnership and KSL Management entered into a new five-year management agreement with an initial maturity date of July 31, 2018, subject to one five-year extension. KSL Management earns base management fees of 1.25% of gross revenues and can earn an incentive fee if certain criteria are met.

In connection with its operations and in accordance with the long-term and short-term management agreements, the Partnership incurred charges for services, programs and allocated costs from KSL Management and certain of KSL Management’s affiliates. Salary, employee benefits and other employment costs applicable to KSL Management’s employees that directly operate the Partnership’s business are directly funded by the Partnership.

For the year ended December 31, 2013, the Partnership incurred the following fees (in thousands):

	Financial Statement Location
Type of Fee Paid to Manager
Base management fees	Hotel management fees	$1,566
Group services fee	Other departmental expenses	1,308
Reimbursable expenses	Other departmental expenses	392

There were no incentive fees incurred during the year ended December 31, 2013. As of December 31, 2013, the Partnership had a payable to KSL Management of $225,000, consisting mainly of management fees, group services fees and reimbursable expenses, included in accounts payable and accrued expenses.

The Asset Manager, an affiliate of SH Funding, acts as asset manager for the Partnership and earns fees under an asset management agreement with the Partnership. Under the terms of the agreement, the Asset Manager receives fees amounting to 1% of the Partnership’s gross revenues (the Base Fee) and 2% of the Partnership’s development costs (the Project Management Fee) (as defined in the agreement). In addition, the Asset Manager earns certain incentive fees as provided by the agreement.

For the year ended December 31, 2013, the Partnership incurred a Base Fee of $1,420,000, included in corporate expenses on the consolidated statement of operations.

As of December 31, 2013, the Partnership had a payable to the Asset Manager for Base Fees of $318,000, included in due to affiliate on the consolidated balance sheet.

5.	INDEBTEDNESS

Mortgage and Mezzanine Loans Payable:
Upon formation of the Partnership, all contributed debt outstanding was paid off in full or converted to equity. On the Inception Date, the Partnership entered into new mortgage and mezzanine loans. The mortgage and mezzanine loans were secured by the Resort and various pledges of equity interests in subsidiaries of the Partnership.

Principal on the mortgage and mezzanine loans had an initial maturity of March 9, 2013, with three one-year extension options. In March 2013, the Partnership entered into new $475,000,000 mortgage and mezzanine loans that replaced the previous $425,000,000 mortgage and mezzanine loans.

Mortgage and mezzanine loans payable at December 31, 2013 consisted of the following (in thousands):

	Spread (b)	2013
Mortgage loan	2.15%	$285,000
First mezzanine loan	5.02%	115,000
Second mezzanine loan	7.25%	75,000
Total mortgage and mezzanine loans payable		$475,000

(b) Interest is paid monthly at the applicable spread over LIBOR (0.17% at December 31, 2013). The annual blended interest rate on the mortgage and mezzanine loans at December 31, 2013 was 3.82%.

The $475,000,000 mortgage and mezzanine loans have an initial two-year term with three, one-year extension options, subject to certain conditions. The mortgage and mezzanine loans are secured by the Resort and various pledges of equity interest in subsidiaries of the Partnership.

Total interest expense includes a reduction related to capitalized interest for the year ended December 31, 2013 of $78,000. Total interest expense includes amortization of deferred financing costs of $2,864,000 for the year ended December 31, 2013.

6.	LEASES

The Partnership leases commercial space at the Resort to various parties under operating leases expiring at various dates through 2016. For the year ended December 31, 2013, the Partnership recorded rental income of $657,000, in other hotel operating revenue in the consolidated statement of operations. Future minimum rental commitments to be received under non-cancelable operating leases at December 31, 2013 are as follows (in thousands):

Years ending December 31,
2014	$536
2015	501
2016	270
Total	$1,307

BSK DEL PARTNER, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.	DERIVATIVES

The Partnership manages interest rate risk by varying its exposure to variable rates while attempting to minimize interest costs. The Partnership principally manages its variable interest rate risk through the use of interest rate caps. The Partnership enters into interest rate cap agreements with high credit quality counterparties in order to reduce its exposure to credit losses. The caps limit the Partnership’s exposure on its variable rate debt that would result from an increase in interest rates. The Partnership’s lender, as stipulated in the respective loan agreements, requires such caps. The Partnership recognizes all derivatives at fair value in prepaid expenses and other assets on the consolidated balance sheet.
The Partnership has determined that the majority of the significant inputs used to value its derivatives fall within Level 2 of the fair value hierarchy. The valuation of the interest rate caps is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.

The Partnership does not have any derivative financial instruments that are designated as hedges.

Derivatives Not Designated as Hedging Instruments:
Derivatives not designated as hedges are not speculative and are used to manage the Partnership’s exposure to interest rate movements and other identified risks but do not meet hedge accounting requirements. Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings.

The Partnership has the following outstanding interest rate derivatives as of December 31, 2013 that were not designated as hedging instruments (in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest rate caps	3	$475,000

As of December 31, 2013 the Partnership had three interest rate caps with a total notional amount of $475,000,000 that have LIBOR strike rates of 3.0% and maturity dates in March 2015.

Fair Values of Derivative Instruments:

The table below presents the fair value of the Partnership’s derivative financial instruments as well as their classification on the consolidated balance sheet as of December 31, 2013 (in thousands):

	Balance Sheet Location	Fair Value as of December 31, 2013
Derivatives not designated as hedging instruments:
Interest rate caps	Prepaid expenses and other assets	$1

Effect of Derivative Instruments on the Consolidated Statement of Operations:

The table below presents the effect of the Partnership’s derivative financial instruments on the consolidated statement of operations for the year ended December 31, 2013 (in thousands):

Derivatives Not Designated as Hedging Instruments
Interest rate caps:
Loss recognized in other expenses, net	$(109)

8.	INCOME TAXES

Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of

BSK DEL PARTNER, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

income on the profits and losses from its TRS. Generally, the Partnership is not open to audit under the statute of limitations by the Internal Revenue Service for the years prior to December 31, 2010 and is not open to audit by the California state taxing authorities for the years prior to December 31, 2009.

The components of deferred taxes recognized in the accompanying consolidated balance sheet at December 31, 2013 are as follows (in thousands):

Net operating loss carryforward	$1,933
Tax basis in excess of book basis	1,452
Valuation reserve	(1,452)
Deferred tax asset	$1,933

For income tax purposes, the Partnership’s net operating losses can be carried forward for a time period of 20 years, which expire on various dates from 2024 to 2033. Realization is dependent on generating sufficient taxable income prior to expiration of the net operating loss carryforwards. Although realization is not assured, the Partnership believes it is more likely than not that all of the net operating loss carryforwards will be realized.

The Partnership provides a full valuation against the tax basis in excess of book basis as this excess tax basis will generate a capital loss. The Partnership does not anticipate generating any future capital gains to realize the capital loss.

For the year ended December 31, 2013, net deferred tax expense was $141,000.

9.	COMMITMENTS AND CONTINGENCIES

Environmental Matters:

The Partnership’s property has been subjected to environmental site assessments. None of the environmental assessments have revealed, nor is the Partnership aware of any environmental liability that it believes would have a material effect on its business or consolidated financial statements.

Litigation:

The Partnership is party to various claims and routine litigation arising in the ordinary course of business. Based on discussions with legal counsel, the Partnership does not believe that the results of these claims and litigation, individually or in the aggregate, will have a material effect on its business or consolidated financial statements.

10.	FAIR VALUE OF FINANCIAL INSTRUMENTS

As of December 31, 2013, the carrying amounts of certain financial instruments employed by the Partnership, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments.  At December 31, 2013, the Partnership estimated the fair value of the variable-rate loans to approximate the carrying value of $475,000,000 due to the Partnership entering into the new loans in March 2013.

The Partnership estimated the fair value of the debt using a future discounted cash flow analysis based on the use and weighting of multiple market inputs being considered. Based on the frequency and availability of market data, all inputs used to measure the estimated fair value of the debt are Level 2 inputs. The primary sensitivity in this calculation is based on the selection of appropriate discount rates.

BSK DEL PARTNER, L.P.

Unaudited Consolidated Financial Statements
as of March 31, 2014 and for the
Three Months Ended March 31, 2014 and 2013

BSK DEL PARTNER, L.P.
UNAUDITED CONSOLIDATED BALANCE SHEET
(In thousands)

March 31, 2014
Assets:
Property and equipment	$567,699
Less accumulated depreciation	(61,465)
Net property and equipment	506,234
Intangible assets	42,388
Cash and cash equivalents	9,798
Restricted cash	8,594
Accounts receivable, net of allowance for doubtful accounts of $91	7,340
Deferred financing costs, net of accumulated amortization of $3,121	2,640
Deferred tax asset	2,113
Prepaid expenses and other assets	6,450
Total assets	$585,557
Liabilities and partners’ capital:
Liabilities:
Mortgages payable	$475,000
Accounts payable and accrued expenses	26,146
Due to affiliate	328
Total liabilities	501,474
Partners’ capital	84,083
Total liabilities and partners’ capital	$585,557

The accompanying notes to the unaudited consolidated financial statements are an integral part of this statement.

BSK DEL PARTNER, L.P.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rooms	$15,107	$13,599
Food and beverage	14,324	12,281
Other hotel operating revenue	4,610	4,449
Total revenues	34,041	30,329
Operating Costs and Expenses:
Rooms	4,940	4,331
Food and beverage	8,451	7,452
Other departmental expenses	8,900	8,349
Hotel management fees	410	292
Other hotel expenses	1,782	2,032
Corporate expenses	337	212
Depreciation and amortization	5,373	5,127
Total operating costs and expenses	30,193	27,795
Operating income	3,848	2,534
Interest expense	(5,224)	(6,912)
Interest income	—	1
Other expenses, net	(8)	(111)
Loss before income taxes	(1,384)	(4,488)
Income tax benefit	180	95
Net loss	$(1,204)	$(4,393)

The accompanying notes to the unaudited consolidated financial statements are an integral part of these statements.

BSK DEL PARTNER, L.P.
UNAUDITED CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(In thousands)

	Capital Contributions	Distributions	Accumulated Losses	Total Partners’ Capital
Balance at December 31, 2012	$210,385	$(19,700)	$(40,450)	$150,235
Distributions	—	(45,700)	—	(45,700)
Net loss	—	—	(4,393)	(4,393)
Balance at March 31, 2013	$210,385	$(65,400)	$(44,843)	$100,142

	Capital Contributions	Distributions	Accumulated Losses	Total Partners’ Capital
Balance at December 31, 2013	$210,385	$(83,600)	$(39,598)	$87,187
Distributions	-	(1,900)	-	(1,900)
Net loss	-	-	(1,204)	(1,204)
Balance at March 31, 2014	$210,385	$(85,500)	$(40,802)	$84,083

The accompanying notes to the unaudited consolidated financial statements are an integral part of these statements.

BSK DEL PARTNER, L.P.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2014	2013
Operating Activities:
Net loss	$(1,204)	$(4,393)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income tax	(180)	(95)
Depreciation and amortization	5,373	5,127
Amortization of deferred financing costs	721	688
Mark to market of derivative financial instruments	1	96
Increase in accounts receivable	(427)	(3,192)
Increase in prepaid expenses and other assets	(1,544)	(3,478)
Increase in accounts payable and accrued expenses	1,605	2,854
Increase (decrease) in due to affiliate	10	(422)
Net cash provided by (used in) operating activities	4,355	(2,815)
Investing Activities:
Capital expenditures	(1,440)	(1,183)
Decrease in restricted cash	1,321	2,434
Net cash (used in) provided by investing activities	(119)	1,251
Financing Activities:
Payments on mortgage payable	—	(425,000)
Borrowings on mortgage payable	—	475,000
Distributions	(1,900)	(45,700)
Financing costs	—	(5,382)
Net cash used in financing activities	(1,900)	(1,082)
Net change in cash and cash equivalents	2,336	(2,646)
Cash and cash equivalents, beginning of period	7,462	7,929
Cash and cash equivalents, end of period	$9,798	$5,283
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest, net of amounts capitalized (Note 5)	$4,507	$6,512

The accompanying notes to the unaudited consolidated financial statements are an integral part of these statements.

BSK DEL PARTNER, L.P.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.    GENERAL
Operations:

BSK Del Partner, L.P. (Partnership), a Delaware limited partnership, was formed in 2011 to acquire, own and operate the Hotel del Coronado (the Resort). The Resort is a luxury, full-service hotel located in Coronado, California.

On February 4, 2011 (Inception Date), the Partnership was formed through an agreement between SHC KSL Partners, L.P. and an affiliate of Blackstone Real Estate Advisors VI L.P. (Blackstone). At the Inception Date, Blackstone obtained a 60% ownership interest in the Partnership and is the general partner. SHC KSL Partners, L.P. obtained a 40% ownership interest and is a limited partner. Through wholly-owned subsidiaries, Strategic Hotel Funding, L.L.C. (SH Funding), an affiliate of Strategic Hotels & Resorts, Inc. (SHR), held 85.8% general and limited partnership interests in SHC KSL Partners, L.P, giving it a 34.3% ownership interest in the Partnership. The remaining 14.2% limited partnership interest in SHC KSL Partners, L.P. was held by KSL DC Newco, L.L.C. (KSL), giving KSL a 5.7% ownership interest in the Partnership. An affiliate of KSL, KSL HdC Management Co., L.L.C. (KSL Management), operated the Resort under a long-term management contract. As part of the transaction, SHR and Blackstone received financing fees of $ 1,700,000 and $1,800,000, respectively. SHC KSL Partners, L.P. contributed the following net assets as part of the formation of the Partnership (in thousands):

Property and equipment	$546,247
Intangible assets	44,753
Restricted cash	6,422
Accounts receivable, net	3,703
Deferred financing costs	3,500
Deferred tax asset	1,855
Prepaid expenses and other assets	4,499
Mortgage and mezzanine loans payable	(553,500)
Accounts payable and accrued expenses	(20,108)
Total net assets contributed, net of cash contributed	$37,371

On December 17, 2012, SH Funding and Blackstone acquired KSL’s equity position in SHC KSL Partners, L.P., changing the name to SHR del Partners, L.P. The buy-out transaction increased SH Funding’s ownership interest in the Partnership to 36.4% and Blackstone’s ownership interest to 63.6%. Concurrently, the Partnership terminated the existing long-term management agreement with KSL Management; however, KSL Management continues to manage the Resort under a five-year management agreement (see Note 4). Effective January 1, 2013, SH Funding and Blackstone entered into an exchange agreement, whereby, Blackstone exchanged its ownership interest in SHR del Partners, L.P. for a direct ownership interest in the Partnership. Effective January 1, 2013, SH Funding owns 100% of SHR del Partners, L.P., which owns a 36.4% ownership interest in the Partnership.

The structure of the Partnership and its subsidiaries is designed to allow SHR to continue to qualify as a real estate investment trust (REIT), which is generally not subject to federal income taxes. Accordingly, under tax regulations, SH Funding has an indirect 40% interest in a wholly-owned operating tenant subsidiary that qualifies as a taxable REIT subsidiary (TRS). The TRS is subject to federal income taxes on its taxable income and, under the terms of the Partnership’s limited partnership agreement, all of the earnings and losses of the TRS, as well as contributions to and distributions from the TRS, are ultimately allocated to SH Funding.

With the exception of the TRS described above, allocations of net income and losses, as well as cash distributions from operations to the partners, are allocated in accordance with the partners’ pro-rata ownership interests pursuant to the Partnership’s limited partnership agreement. Additionally, any distribution of sales or financing proceeds is allocated to the partners in accordance with the partners’ pro-rata ownership interests pursuant to the Partnership’s limited partnership agreement.

A wholly-owned subsidiary of SH Funding, SHC DTRS, Inc. (Asset Manager) acts as asset manager and earns an asset management fee equal to 1.0% of gross revenue, certain development fees, and if applicable, an incentive fee equal to one-third of the incentive fee paid to the hotel operator under the hotel management agreement. SHR del Partners, L.P. will

BSK DEL PARTNER, L.P.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

earn a profit-based incentive fee of 20.0% of all distributions of the Partnership that exceed both a 20.0% internal rate of return and two times return on invested equity.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying unaudited consolidated financial statements include the financial position as of March 31, 2014 and the results of operations for the three months ended March 31, 2014 and 2013. The accompanying quarterly financial statements are unaudited and certain information included in annual consolidated financial statements has been omitted. In the opinion of management, the accompanying unaudited consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP) and contain all adjustments, consisting of normal recurring adjustments, necessary for fair presentation of the Partnership’s financial position and results of operations for the interim period. Any related intercompany accounts are eliminated in consolidation.

Use of Estimates:

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Subsequent Events:

The Partnership has evaluated subsequent events through August 15, 2014 the date the unaudited consolidated financial statements were available to be issued.

Property, Equipment and Depreciation:

Property and equipment consists of land, buildings, site improvements and furniture, fixtures and equipment, and was recorded at fair value upon formation of the Partnership (see Note 3). Repairs and maintenance costs are expensed as incurred. Depreciation is computed on a straight-line basis over the following useful lives:

Buildings	39 years
Site improvements	15 years
Furniture, fixtures and equipment	4 to 5 years

Improvements in progress include amounts paid for capital projects at the Resort that are in the process of being constructed, renovated or expanded. Completed renovations and improvements related to the Resort are capitalized and depreciated over their estimated useful lives. Interest expense, development fees and project related salary and benefit costs incurred during a development or renovation period are capitalized.

Intangible Assets:

Intangible assets consist of franchise rights and a trade name, which are deemed to have an indefinite life and are not amortized into results of operations.

Impairment:

Property and Equipment
The Partnership reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized if the estimated future undiscounted cash flows derived from the asset are less than its carrying amount. The impairment loss is measured as the excess of the carrying value over the fair value of the asset, with fair value determined based on estimated future discounted cash flows or other relevant data as to the fair value of the asset. There were no indicators of impairment of property and equipment during the three months ended March 31, 2014.

BSK DEL PARTNER, L.P.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Intangible Assets
Indefinite-lived intangible assets are reviewed for impairment at least annually as of December 31 and whenever circumstances or events indicate potential impairment. In testing for impairment, the Partnership has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Partnership concludes otherwise, it is required to perform a quantitative impairment test. The quantitative impairment test consists of a comparison of the fair value of the intangible asset with its carrying amount, with fair value determined based on estimated future discounted cash flows or other relevant data as to the fair value of the asset. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. For the three months ended March 31, 2014 and 2013, no impairments of the Partnership's intangible assets were identified.

Deferred Financing Costs:

Deferred financing costs consist of loan fees and other costs incurred in connection with obtaining the Partnership’s loans. The deferred financing costs have been capitalized and are being amortized to interest expense over the initial maturity of the underlying loans using the straight-line method, which approximates the effective interest method.
Inventories:

Inventories, which are included in prepaid expenses and other assets on the accompanying unaudited consolidated balance sheet, consist of food and beverage stock and in-use and unused inventories of linen, china, glassware and silver located at the Resort. Food and beverage stock are stated at the lower of cost, determined based on the weighted-average method, or market.

Cash and Cash Equivalents:

The Partnership considers all cash on hand, demand deposits with financial institutions and short-term highly liquid investments with purchased or original maturities of three months or less to be cash and cash equivalents.

Restricted Cash:

As of March 31, 2014, restricted cash included reserves of $5,049,000, required by the mortgage and mezzanine loan agreements (see Note 5). Additionally, the Partnership is required to fund 4% of gross revenues into an escrow reserve to be used for property and equipment replacement in accordance with the hotel management agreement. As of March 31, 2014, the balance of this escrow reserve was $3,545,000.

Revenue Recognition:

Revenues include room, food and beverage and other hotel operating revenue such as retail, spa and parking. These revenues are recorded net of taxes collected from customers and remitted to government authorities and are recognized as the related services are rendered.

Income Taxes:

Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of income on the profits and losses attributable to its TRS entity. The tax consequences of the Partnership’s other revenues and expenses, unrelated to its TRS entity, are the responsibility of its partners. Through its TRS entity, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements’ carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Partnership evaluates uncertain tax positions in accordance with accounting guidance. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Derivative Instruments and Hedging Activities:

The Partnership recognizes all derivatives as either assets or liabilities on the unaudited consolidated balance sheet and

BSK DEL PARTNER, L.P.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

measures those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, or (b) a hedge of the exposure to variable cash flows of a forecasted transaction. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation.

Self-Insurance:

The Partnership is self-insured for certain losses relating to workers’ compensation and general liability claims. The Partnership also maintains aggregate stop-loss coverage to limit the exposure arising from such claims. Self-insurance losses for claims filed and claims incurred but not reported are accrued based upon the Partnership’s estimates of the aggregate liability for uninsured claims. To the extent actual losses from such claims vary from these estimates in future periods, the Partnership’s insurance reserves could differ significantly, resulting in either higher or lower future insurance expense.

Fair Value of Financial and Nonfinancial Instruments:

Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy has been established that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Partnership has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

3.    PROPERTY AND EQUIPMENT

The following summarizes the Partnership’s investment in property and equipment as of March 31, 2014 (in thousands):

2014
Land	$156,783
Buildings	338,881
Furniture, fixtures and equipment	54,193
Site improvements	7,055
Improvements in progress	10,787
Total property and equipment	567,699
Less accumulated depreciation	(61,465)
Net property and equipment	$506,234

BSK DEL PARTNER, L.P.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.    MANAGEMENT AGREEMENTS
The Resort was managed by KSL Management under a long-term management agreement with an initial maturity date of December 31, 2026, subject to two 10-year extensions at KSL Management’s option. The terms of the agreement required KSL Management to supervise and direct the operation of the Resort by providing such services as on-site management, central training, advertising and promotion, reservation system, payroll and accounting services and such additional services as needed. Base management fees were 3% of gross revenues of the Partnership (as defined in the management agreement). In addition, an incentive fee was payable if certain criteria were met. Additionally, KSL Management received a project development fee of 4% of the Partnership’s development costs (as defined in the management agreement).

In December 2012, the Partnership terminated the existing long-term management agreement with KSL Management. However, KSL Management continued to manage the Resort under a short-term, cancelable management agreement with an initial maturity date of March 31, 2013, subject to 60-day automatic extension periods. KSL Management earned base management fees under the short-term management agreement of 1% of gross revenues of the Partnership. On August 1, 2013, the Partnership and KSL Management entered into a new five-year management agreement with an initial maturity date of July 31, 2018, subject to one five-year extension. KSL Management earns base management fees of 1.25% of gross revenues and can earn an incentive fee if certain criteria are met.

In connection with its operations and in accordance with the long-term and short-term management agreements, the Partnership incurred charges for services, programs and allocated costs from KSL Management and certain of KSL Management’s affiliates. Salary, employee benefits and other employment costs applicable to KSL Management’s employees that directly operate the Partnership’s business are directly funded by the Partnership.

For the three months ended March 31, 2014 and 2013, the Partnership incurred the following fees (in thousands):

	Financial Statement Location	2014	2013
Type of Fee Paid to Manager
Base management fees	Hotel management fees	$410	$292
Group services fee	Other departmental expenses	246	309
Reimbursable expenses	Other departmental expenses	—	168

There were no incentive fees incurred during the three months ended March 31, 2014 and 2013. As of March 31, 2014, the Partnership had a payable to KSL Management of $246,000, consisting mainly of management fees, group services fees and reimbursable expenses, included in accounts payable and accrued expenses.

The Asset Manager, an affiliate of SH Funding, acts as asset manager for the Partnership and earns fees under an asset management agreement with the Partnership. Under the terms of the agreement, the Asset Manager receives fees amounting to 1% of the Partnership’s gross revenues (the Base Fee) and 2% of the Partnership’s development costs (the Project Management Fee) (as defined in the agreement). In addition, the Asset Manager earns certain incentive fees as provided by the agreement.

For the three months ended March 31, 2014 and 2013, the Partnership incurred the following fee, included in corporate expenses on the unaudited consolidated statements of operations (in thousands):

	2014	2013
Type of Fee Paid to Asset Manager
Base Fees	$328	$293

As of March 31, 2014, the Partnership had a payable to the Asset Manager for Base Fees of $328,000, included in due to affiliate on the unaudited consolidated balance sheet.

BSK DEL PARTNER, L.P.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.    INDEBTEDNESS
Mortgage and Mezzanine Loans Payable:
Upon formation of the Partnership, all contributed debt outstanding was paid off in full or converted to equity. On the Inception Date, the Partnership entered into new mortgage and mezzanine loans. The mortgage and mezzanine loans were secured by the Resort and various pledges of equity interests in subsidiaries of the Partnership.

Principal on the mortgage and mezzanine loans had an initial maturity of March 9, 2014, with three one-year extension options. In March 2013, the Partnership entered into new $475,000,000 mortgage and mezzanine loans that replaced the previous $425,000,000 mortgage and mezzanine loans.

Mortgage and mezzanine loans payable at March 31, 2014 consisted of the following (in thousands):

	Spread (a)
Mortgage loan	2.15%	$285,000
First mezzanine loan	5.02%	115,000
Second mezzanine loan	7.25%	75,000
Total mortgage and mezzanine loans payable		$475,000

(a)	Interest is paid monthly at the applicable spread over LIBOR (0.15% at March 31, 2014). The annual blended interest rate on the mortgage and mezzanine loans at March 31, 2014 is 3.80%.

The $475,000,000 mortgage and mezzanine loans have an initial two-year term with three, one-year extension options, subject to certain conditions. The mortgage and mezzanine loans are secured by the Resort and various pledge of equity interest in subsidiaries of the Partnership.

Total interest expense includes a reduction related to capitalized interest for the three months ended March 31, 2014 and 2013 of $20,000 and $16,000, respectively. Total interest expense includes amortization of deferred financing costs of $721,000 and $688,000, respectively, for the three months ended March 31, 2014 and 2013.

6.    LEASES
The Partnership leases commercial space at the Resort to various parties under operating leases expiring at various dates through 2016. For the three months ended March 31, 2014 and 2013, the Partnership recorded rental income of $167,000 and $154,000, respectively, in other hotel operating revenue in the unaudited consolidated statements of operations. Future minimum rental commitments to be received under non-cancelable operating leases at March 31, 2014 are as follows (in thousands):

Years ending December 31,
2014 (remainder)	$404
2015	501
2016	270
Total	$1,175

7.    DERIVATIVES
The Partnership manages interest rate risk by varying its exposure to variable rates while attempting to minimize interest costs. The Partnership principally manages its variable interest rate risk through the use of interest rate caps. The Partnership enters into interest rate cap agreements with high credit quality counterparties in order to reduce its exposure to credit losses. The caps limit the Partnership’s exposure on its variable rate debt that would result from an increase in interest rates. The Partnership’s lender, as stipulated in the respective loan agreements, require such caps. The Partnership recognizes all derivatives at fair value in prepaid expenses and other assets on the unaudited, consolidated balance sheet.
The Partnership has determined that the majority of the significant inputs used to value its derivatives fall within Level 2 of the fair value hierarchy. The valuation of the interest rate caps is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.
The Partnership does not have any derivative financial instruments that are designated as hedges.

Derivatives Not Designated as Hedging Instruments:
Derivatives not designated as hedges are not speculative and are used to manage the Partnership’s exposure to interest rate movements and other identified risks but do not meet hedge accounting requirements. Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings.

BSK DEL PARTNER, L.P.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Partnership has the following outstanding interest rate derivatives as of March 31, 2014 that were not designated as hedging instruments (in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest rate caps	3	$475,000

As of March 31, 2014, the Partnership had three interest rate caps with a total notional amount of $475,000,000 that have LIBOR strike rates of 3.0% and maturity dates in March 2015.

Fair Values of Derivative Instruments:

The table below presents the fair value of the Partnership’s derivative financial instruments as well as their classification on the consolidated balance sheet as of March 31, 2014 (in thousands):

	Balance Sheet Location	Fair Value as of March 31, 2014
Derivatives not designated as hedging instruments:
Interest rate caps	Prepaid expenses and other assets	$—

Effect of Derivative Instruments on the Unaudited Consolidated Statements of Operations:

The table below presents the effect of the Partnership’s derivative financial instruments on the consolidated statements of operations for the three months ended March 31, 2014 and 2013 (in thousands):

Derivatives Not Designated as Hedging Instruments	2014	2013
Interest rate caps:
Loss recognized in other expenses, net	$(1)	$(96)

8.    INCOME TAXES
Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of income on the profits and losses from its TRS. Generally, the Partnership is not open to audit under the statute of limitations by the Internal Revenue Service for the years prior to December 31, 2010 and is not open to audit by the California state taxing authorities for the years prior to December 31, 2009.

The components of deferred taxes recognized in the accompanying unaudited consolidated balance sheet at March 31, 2014 are as follows (in thousands):

Net operating loss carryforward	$2,113
Tax basis in excess of book basis	1,477
Valuation reserve	(1,477)
Deferred tax asset	$2,113

For income tax purposes, the Partnership’s net operating losses can be carried forward for a time period of 20 years, which expire on various dates from 2024 to 2033. Realization is dependent on generating sufficient taxable income prior to expiration of the net operating loss carryforwards. Although realization is not assured, the Partnership believes it is more likely than not that all of the net operating loss carryforwards will be realized.

The Partnership provides a full valuation against the tax basis in excess of book basis as this excess tax basis will generate a capital loss. The Partnership does not anticipate generating any future capital gains to realize the capital loss.

BSK DEL PARTNER, L.P.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the three months ended March 31, 2014 and 2013, the net deferred tax benefit was $180,000 and $95,000, respectively.

9.	COMMITMENTS AND CONTINGENCIES

Environmental Matters:

The Partnership’s property has been subjected to environmental site assessments. None of the environmental assessments have revealed, nor is the Partnership aware of any environmental liability that it believes would have a material effect on its business or consolidated financial statements.

Litigation:

The Partnership is party to various claims and routine litigation arising in the ordinary course of business. Based on discussions with legal counsel, the Partnership does not believe that the results of these claims and litigation, individually or in the aggregate, will have a material effect on its business or consolidated financial statements.

10.    FAIR VALUE OF FINANCIAL INSTRUMENTS

As of March 31, 2014, the carrying amounts of certain financial instruments employed by the Partnership, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments.  At March 31, 2014, the Partnership estimated the fair value of the variable-rate loans to approximate the carrying value of $475,000,000 due to the Partnership entering into the loans in March 2013.
The Partnership estimated the fair value of the debt using a future discounted cash flow analysis based on the use and weighting of multiple market inputs being considered. Based on the frequency and availability of market data, all inputs used to measure the estimated fair value of the debt are Level 2 inputs. The primary sensitivity in this calculation is based on the selection of appropriate discount rates.